Exhibit 10.2

PROMISSORY NOTE

Effective Date: June 10, 2008	Principal: $75,000.00

City Capital Corporation, a Nevada corporation, (the "Maker"), with a mailing address of 2000 Mallory Lane, Suite 130-301, Franklin, TN 37067, hereby promises to pay to the order of, END-IRA, Inc. FBO Otis Gambrell, IRA "Principal Address: 1300 Plaza Court North, Suite 103, Lafayette Colorado 80026, the principal sum of Seventy Five Thousand Dollars ($75,000.00) in lawful money of the United States of America with interest thereon upon the terms and conditions hereinafter set forth or on or before June 10, 2009 as provided herein.

1.            Interest Rate & Payment Terms. Interest shall accrue on the principal  outstanding balance of this promissory note ("Note") at a rate of ten percent (10%) APR.

2.            Principal Payment Terms. The Maker shall pay to the Holder the outstanding balance of Seventy Five Thousand Dollars ($75,000.00) in one lump sum on June 10, 2009.

3.            Interest Payment Terms. The Maker shall pay to the Holder an interest amount of Seven Thousand Five Hundred Dollars ($7,500.00) to be paid in a lump sum disbursement on June 10, 2009.

4.            Late Charge. If any of the payments due hereunder from the Maker to the Holder are not received within ten (10) days after such payment's due date, a late charge of five percent (5%) of the payment amount may be immediately due and payable from the Maker to the Holder, at the sole option of the Holder.

5.            Place of Payments. Any payment or fees due under this Note shall be made payable to the order of Holder, or such other person or entity as the Holder may from time to time designate, and sent to the address of the Holder as provided in the preamble of this Note or as the Holder may from time to time designate in writing.

6.            Default. The Maker shall be in default under this Note upon the occurrence of any one or more of the following events:

a.     The Maker shall fail to pay, when due, any amount required hereunder;

b.     The Maker shall make an assignment for the benefit of its creditors or file or have filed against it any petition under any existing or future bankruptcy or insolvency law;

c.     Any warranty or representation made by the Maker to the Holder in this Note, shall prove to be false or misleading in any respect; or

d.      Any event of default occurs under the terms of the Pledge Agreement (as defined below), or any other document or instrument creating any security for the repayment of this Note.

7.           Default and Acceleration. If a default shall occur, as that term is defined in Paragraph 5 hereof and the Maker shall not have cured such default within thirty (30) days of receipt of notice from the Holder of such default, then or at any time thereafter at the option of the Holder, the entire principal balance of this Note and all accrued interest shall become immediately due and payable and shall bear interest at the default rate of ten percent (10%) per annum (the "Default Interest Rate"), from the time of the exercise of the option until paid. The failure of the Holder to exercise this option or any other right which the Holder may be entitled shall not constitute a waiver of the right to exercise this option or any other right to which the Holder may be entitled in the event of any subsequent default.

8.           Waiver of Presentment. The Maker and all other persons who may become liable for the payment of this Note waive presentment for payment, demand, protest, notice of non-payment and protest of non-payment, notice of dishonor and consent to any and all renewals, extensions and modifications that may be made from time to time by the Holder of the time of payment of this Note, and further agrees that the security for this Note or any portion thereof may be modified from time to time or released in whole or in part without affecting the liability of any party liable on this Note or for the payment of this Note.

9.           Prepayment. The privilege is reserved to the Maker to prepay this Note, in whole or in part, at any time. In the event of any such prepayment, Holder shall not be entitled to any prepayment premium or any other such penalty, payment or interest set-off as a result of Maker's prepayment.

10.          Partial Invalidity. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.          Trial By Jury. THE MAKER, AND ANY GUARANTORS, ENDORSERS OR CO-MAKERS, ALL HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY CLAIM, ACTION OR PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY PERSON (INCLUDING HOLDER) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE OR THE RELATIONSHIP CREATED HEREUNDER.

12.         Governing Law. The laws of the State of Missouri shall govern the construction and the rights and duties of the parties with respect to this Note. All actions or proceedings arising directly or indirectly from this Note shall be commended and litigated only in the District Court of Jackson County, Missouri and the Maker hereby consents to the jurisdiction over them of the District Court of Jackson County, Missouri.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed on the date first above written.